Exhibit 10.1
Louise H. Rogers
By Sharon E. Conway as her attorney-in-fact
2441 High Timbers, Suite 410
The Woodlands, Texas  77380-1052

February 23, 2015

Mr. Anthony C. Schnur, CEO
Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, Texas  77027

Re:
Letter Loan Agreement and Promissory Note between Louise H. Rogers as Lender and Lucas Energy, Inc., as Borrower, both dated August 13, 2013, as amended,  including but not limited to the most recent amendments reflected in the Second Amended Letter Loan Agreement dated November 13, 2014, and the Second Amended and Restated Promissory Note dated November 13, 2014 (the “Loan”)

Dear Mr. Schnur:

In response to your request for amended terms to the Loan, and having reviewed and discussed the issues internally, I offer the following proposed terms as amendments to referenced agreements:

Terms of the Loan to be amended as follows:

1.	Jan. 2015 - Mar. 2015 unpaid interest @ 12% per annum added to the principal balance outstanding of the loan,
2.	Apr. 2015 - Aug 2015 interest-only payments @ 12% per annum,
3.
at the option of Lucas, an extension of the maturity date will be granted through September 13, 2015, and Lucas will pay 12% interest per annum + 2% Extension Fee (Balance remaining due divided by 12 multiplied by 2% = 2% Extension Fee) for the month,

4.
at the option of Lucas, a second (and final) extension of the maturity date will be granted through October 13, 2015, and Lucas will pay 12% interest per annum + 2% Extension Fee (Balance remaining due divided by 12 multiplied by 2% = 2% Extension Fee) for the month,

5.
Lucas agrees to pay all current and past due credit administration and legal fees, and shall be responsible for prompt payment for all legal fees related to the Aurora note described in item 7 below during the term of that note in the same manner as set forth in the current version of the Letter Loan Agreement between Lucas and Rogers,

6.	Lucas agrees to pay a $50,000.00 loan amendment fee to the credit administrator upon final repayment of the loan,
7.
Lucas shall cause Aurora Energy Holdings, LLC (“Aurora”), the “Newco” in Lucas’s merger transaction with Victory Energy Corporation (“Victory”), to grant to Rogers a promissory note from Aurora executed in favor of Rogers in the amount of $250,000.00 payable only within 90 days following the termination of the transaction between Lucas Energy and Victory,

8.
in the event the Victory transaction does not close, Lucas agrees that any and all break-up fee proceeds received by Lucas must be immediately paid to Rogers and they shall be applied towards the principal balance due,

9.	Lucas will not unreasonably withhold consent to lender to assign or sell its loan,
10.
Rogers agrees that upon entering into the amended loan documents reflecting these agreed changes to the transaction, Lucas will no longer be in default.  However, Lucas and Rogers both agree that if Lucas defaults under the terms of the newly-amended documents, then all prior defaults by Lucas are revived by the new default and Rogers shall again have all of her rights and remedies under the default provisions of the loan regarding the new and all prior defaults.  The revival of prior defaults shall include all prior defaults regardless of whether notice of the default was sent to Lucas by Rogers.

In exchange for the above agreements and amendments, Rogers consents to release her mortgage and to assign to Aurora the following wellbores only.  Once the merger is completed, Lucas shall promptly execute any and all mortgages returning the first lien security interest in these wellbores to Rogers:

Penn Virginia Well Names and API#s:

Dingo 1-H                                285-33833
Dingo 2-H                                285-33832
Dingo 3-H                                285-33834
Platypus Hunter 2-H              177-33465
Platypus Hunter 3-H              177-33466

Karnes County Well Names and API#s:

Boggs Unit 1-H                       255-34395
Boggs Unit 2-H                       255-34396

The parties agree to the above terms and conditions in advance of final documentation to be delivered and executed to finalize and fully reflect these changes within the next seven to fourteen days.

Any Designation made by a person holding a power of attorney for Louise H. Rogers shall constitute a designation by Ms. Rogers.

The parties agree and accept the above terms by their signatures below:

Borrower:

Lucas Energy, Inc.

By: /s/Anthony C. Schnur	Date of Signature: February 23 , 2015
Anthony C. Schnur, CEO

Lender:

/s/Louise H. Rogers/by SEC	Date of Signature: February 23 , 2015
Louise H. Rogers
By Sharon E. Conway as her attorney-in-fact

cc:     Mr. Chase Robertson
Robertson Global Credit, LLC
3525 Sage Rd
Houston, Texas  77056